EXHIBIT 99.1
IMMEDIATE RELEASE
-----------------
                               Contact:
                               David A. Sklar
                               Aames Financial Corporation
                               (213) 210-5311
                               or
                               Jeffrey Lloyd/Steve Hawkins
                               Sitrick And Company
                               (310) 788-2850

       AAMES FINANCIAL CORPORATION  ADOPTS NEW BUSINESS STRATEGY TO:

                    -    REDUCE NON-CASH "GAIN ON SALE" RISKS
                    -    PROVIDE POSITIVE CASH FLOW

                      REPORTS SECOND QUARTER RESULTS
                  AND DECLARES REGULAR QUARTERLY DIVIDEND

     LOS ANGELES, CALIFORNIA, JANUARY 28, 1998 -- AAMES FINANCIAL CORPORATION (NYSE: AAM), a leader in subprime home equity lending, today announced that it has adopted a new business strategy designed to reduce the risks associated with non-cash "gain on sale" accounting and provide positive cash flow. The Company also reported its financial results for the second quarter of fiscal 1998, ending December 31, 1997.

     Cary H. Thompson, Aames' chief executive officer, said, "This new business strategy represents a fundamental change in the way that we do business. In order to achieve our objectives, we intend to focus on the sale of whole loans in the secondary market to generate cash earnings."

     Thompson added, "The recent formation of a number of real estate investment trusts (REITs) with voracious appetites for mortgage product has augmented an already established whole loan market. In order to maximize our whole loan market opportunities, we are contemplating sponsoring a REIT in which we would retain an ownership interest and receive cash dividends. We may also enter into strategic alliances with existing mortgage REITs.
In any case, we would offer to sell our product to REITs or other purchasers for cash, while retaining a right to service the loans.

     "While this change will have a negative impact on earnings, it will improve the quality of those earnings and strengthen our balance sheet. By reducing our reliance on non-cash gain on sale accounting and relying principally on cash whole loan sales, we will be building a stronger company, with positive cash flow that is in the best long-term interests of our shareholders," Thompson said.

     Neil B. Kornswiet, Aames co-chairman and president, said, "This new business strategy allows us to concentrate our efforts in areas where we have developed considerable expertise and a competitive advantage: high quality home equity loan origination through our core retail sales force and One Stop Mortgage broker network, and in-house loan servicing. Both of these activities are expected to provide positive cash flow and a stable revenue stream."

FINANCIAL RESULTS FOR THREE AND SIX MONTHS ENDED DECEMBER 31, 1997

     Revenue for the second quarter of fiscal 1998 was $87.7 million, up from $80.0 million earned in last year's second quarter. The current quarter's gain on sale revenue reflects the ongoing application of the previously announced changes in prepayment assumptions and wider spreads over the index rates in the asset-backed securities market. In the fourth quarter of fiscal 1997, the Company increased the prepayment rate assumptions, which resulted in the recognition of lower gain on sale. This reduction was offset by the positive impact of reduced reliance on high premium correspondent bulk purchases. Net income for the quarter was $13.3 million, down from $18.3 million for the same period a year ago, reflecting the revised gain on sale assumptions, increased costs associated with the opening of a record number of new retail offices, additional expenses incurred in developing in-house loan servicing capability, and an increase in the provision for loan losses. On a basic and diluted per share basis, net income per share for the quarter was $0.48 and $0.41, compared with $0.67 and $0.53 in the prior year period.

     Revenue for the first six months of fiscal 1998 totaled $166 million, up from $156 million reported a year ago. For the first half of fiscal 1998, net income was $26.4 million, compared to $13.7 million for last year's first half. Excluding nonrecurring charges of $18.6 million (net of taxes) in the prior year's first half, net income amounted to $32.3 for that period. On a basic and diluted per share basis, net income for the first six months totaled $0.95 and $0.80, compared to $1.26 and $1.00 (excluding nonrecurring charges and adjusted for the three-for-two stock split in the form of a stock dividend effected in February 1997) in last year's comparable period.

     Kornswiet said, "Our core retail and broker production units continue on their record-breaking paths. Total retail loan originations for the quarter were $157 million, up 37 percent from $115 million a year ago. Originations for the One Stop broker network totaled $274 million for the quarter, up 44 percent from $190 million a year ago. Total loan production for the quarter was $616 million, down 2 percent from $629 million a year ago, due primarily to a reduction in less profitable correspondent loan production as a result of the previously announced pricing changes."

     Kornswiet added, "This quarter's results also reflect the Company's focus on fostering further growth in its core production units. Implementation of the Company's previously announced aggressive growth strategy resulted in the opening of a record 15 new retail offices during the quarter. Included in that total are two new retail offices located in Texas which, along with One Stop's existing presence there, positions the Company to reap the benefits of this new home equity market. Effective January 1, 1998, restrictions on home equity lending in Texas were significantly relaxed. We feel that the additional expenses incurred during the quarter to expedite and accommodate this growth will pay off handsomely for the Company."

     The Company securitized $605 million of loans during the quarter. During last year's comparable quarter, the Company securitized $603 million. The larger percentage of higher credit grade loans (which carry higher loan-to-value ratios) included in this quarter's securitized pool resulted in an increase in the provision for loan losses over last year's comparable period. The carryover of loans held for sale at December 31, 1997 increased to $216 million from $204 million at September 30, 1997.

     Thompson said, "At December 31, 1997, Aames' loan servicing portfolio increased to $3.8 billion, up 65 percent from $2.3 billion at December 31, 1996. We are continuing to increase our in-house serviced portfolio through the transfer of loans which had been serviced by third parties, as well as continuing to service directly substantially all of our new production.
In-
house servicing grew to $2.8 billion, up 133 percent from $1.2 billion a year ago."

     Thompson explained that "included in the quarterly and six month results is the additional compensation expense incurred in anticipation of the transfer of servicing in-house." He said that the Company is now in a position to accommodate by the end of the March quarter the transfer in-house of substantially all of its portfolio subserviced by third parties.

AAMES' BOARD DECLARES REGULAR CASH DIVIDEND

     The Company also announced that its board of directors has declared a regular quarterly cash dividend of $0.033 per share, payable on February 20, 1998, to stockholders of record as of February 6, 1998.

     Aames Financial Corporation is a leading home equity lender, and currently operates 80 Aames Home Loan offices serving 31 states throughout the United States. Its wholly owned subsidiary, One Stop Mortgage, Inc. currently operates 43 offices serving 39 states.

From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flows and capital needs; delinquencies, negative impact on cash flow, right to terminate mortgage servicing; prepayment, basis and credit risk; losses in securitization trusts, right to terminate mortgage servicing;

risks of contracted servicing; dependence on funding sources; capitalized interest-only strips, mortgage servicing rights; recent acquisition of One Stop; dependence on broker network; impact of increases in correspondent pricing; risks associated with high loan-to-value loan products; risks involved in commercial mortgage lending; competition; concentration of operations in California; timing of loan sales; economic conditions; contingent risks; and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations --Risk Factors" in the Company's form 10-K for the fiscal year ended
June 30, 1997 and form 10-Q for the quarter ended September 30, 1997.

                                   # # #

                         [Financial Tables Follow]

                       AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF INCOME
                                          (Unaudited)

                                          Three Months Ended               Six Months Ended
                                              December 31,                   December 31,
                                         1996             1997           1996            1997
                                       -----------      -----------   ------------   -----------
Revenue:
  Gain on sale of loans                $56,960,000      $52,443,000   $113,160,000   $97,164,000
  Net unrealized gain on valuation
    of interest-only strips                      -        5,726,000              -    10,755,000
  Commissions                            7,841,000        7,161,000     15,587,000    13,016,000
  Loan service                           5,402,000       10,362,000     10,062,000    20,144,000
  Fees and other                         9,825,000       11,962,000     16,860,000    24,487,000
                                       -----------      -----------   ------------   -----------
     Total revenue                      80,028,000       87,654,000    155,669,000   165,566,000
                                       -----------      -----------   ------------   -----------
Expenses:
  Compensation and related expenses     19,709,000       24,561,000     39,033,000    46,320,000
  Production expenses                    6,760,000        7,541,000     14,234,000    13,338,000
  General and administrative expenses    7,156,000        9,580,000     14,718,000    17,665,000
  Interest expense                       7,743,000       10,819,000     15,187,000    20,917,000
  Provision for loan losses              7,150,000       10,893,000     16,932,000    19,463,000
  Nonrecurring charges                           -                -     28,108,000             -
                                       -----------      -----------   ------------   -----------
     Total expenses                     48,518,000       63,394,000    128,212,000   117,703,000
                                       -----------      -----------   ------------   -----------
Income before income taxes              31,510,000       24,260,000     27,457,000    47,863,000
Provision for income taxes              13,236,000       10,917,000     13,807,000    21,439,000
                                       -----------      -----------   ------------   -----------
Net income                             $18,274,000      $13,343,000    $13,650,000   $26,424,000
                                       ===========      ===========   ============   ===========
Net income per share
     Basic                                   $0.67            $0.48          $0.53         $0.95
                                       ===========      ===========   ============   ===========
     Diluted                                 $0.53            $0.41          $0.45         $0.80
                                       ===========      ===========   ============   ===========
     Dividends per share                     $0.03            $0.03          $0.07         $0.07
                                       ===========      ===========   ============   ===========
Weighted average number
of shares outstanding
     Basic                              27,397,000       27,799,000     25,577,000    27,784,000

                                       ===========      ===========   ============   ===========
     Diluted                            35,814,000       34,949,000     34,038,000    35,272,000
                                       ===========      ===========   ============   ===========


              AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

                                                 June 30,      December 31,
                                                   1997            1997
                                               -----------    ------------
                                                (audited)      (unaudited)
ASSETS
Cash and cash equivalents                       $26,902,000      $8,691,000
Loans held for sale, at lower
  of cost or market                             242,987,000     215,861,000
Accounts receivable                              59,180,000      41,418,000
Interest-only strips, estimated
  at fair market value                          270,422,000     327,146,000
Mortgage servicing rights                        21,641,000      28,218,000
Residual assets                                 112,827,000     154,208,000
Equipment and improvements, net                  12,685,000      12,835,000
Prepaid and other                                14,949,000      15,700,000
                                               ------------    ------------
  Total assets                                 $761,593,000    $804,077,000
                                               ============    ============
LIABILITIES AND STOCKHOLDERS'  EQUITY

Borrowings                                     $286,990,000    $286,990,000
Revolving warehouse facilities                  137,500,000     129,500,000
Accounts payable and accrued expenses            29,297,000      38,305,000
Income taxes payable                             39,452,000      56,094,000
                                               ------------    ------------
  Total liabilities                             493,239,000     510,889,000
                                               ------------    ------------
Stockholders' equity:
  Preferred Stock, par value $.001 per
    share, 1,000,000 shares authorized;
    none outstanding
  Common Stock, par value $.001 per share
    50,000,000 shares authorized;
    27,758,800, and 27,812,000 shares
    outstanding                                      28,000          28,000
Additional paid-in capital                      209,358,000     209,602,000
Retained earnings                                58,968,000      83,558,000
                                               ------------    ------------
  Total stockholders' equity                    268,354,000     293,188,000
                                               ------------    ------------
  Total liabilities and stockholders' equity   $761,593,000    $804,077,000
                                               ============    ============


AAMES FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS

CONSOLIDATED STATEMENTS OF INCOME:
        (UNAUDITED)


                                      QTR ENDED          QTR ENDED           YR TO DATE            YR TO DATE
                                        Dec-96             Dec-97               Dec-96                Dec-97
                                     -----------        -----------        -------------         -------------
ORIGINATION VOLUME:
     CORRESPONDENT                   324,535,000        184,615,000          583,548,000           312,374,000
     BROKER NETWORK                  189,685,000        273,756,000          330,602,000           535,590,000
     RETAIL                          114,549,000        157,292,000          215,938,000           290,838,000
                                     -----------        -----------        -------------         -------------
     TOTAL                           628,769,000        615,663,000        1,130,088,000         1,138,802,000
                                     -----------        -----------        -------------         -------------
     RETAIL WTD AVG COMM RATE            4.99%              4.34%                5.40%                 4.45%

SERVICING PORTFOLIO:                                                       2,274,400,000         3,750,750,000

LOAN SALES:
     WHOLE LOANS SOLD                          -          1,002,000            7,532,000            40,035,000
     SECURITIZATIONS                 602,770,000        605,142,000        1,129,770,000         1,109,278,000
     SERVICING SPREAD                     4.43%             3.86%               4.41%                 4.00%

COMPONENTS OF REVENUE:

GAIN ON SALE OF LOANS               $ 56,960,000       $ 52,443,000       $  113,160,000        $   97,164,000
NET UNREALIZED GAIN ON VALUATION
     OF INTEREST-ONLY STRIPS                   -          5,726,000                    -            10,755,000
COMMISSIONS:
     RETAIL                            5,537,000          6,507,000           10,658,000            11,461,000
     BROKER NETWORK                    1,344,000            220,000            3,243,000               758,000
     OTHER                               960,000            434,000            1,686,000               797,000
LOAN SERVICE:
     SERVICING SPREAD                  3,540,000          5,251,000            6,547,000            11,421,000
     PREPAYMENT FEES                   1,186,000          3,263,000            2,220,000             5,618,000
     LATE CHGS & OTHER SERV FEES         676,000          1,848,000            1,295,000             3,105,000
FEES & OTHER:
     CLOSING                             689,000            670,000            1,536,000             1,257,000
     APPRAISAL                           459,000            634,000              929,000             1,135,000
     UNDERWRITING                        333,000            294,000              948,000               540,000
     INTEREST INCOME                   8,151,000         10,078,000           13,044,000            21,109,000
     OTHER                               193,000            286,000              403,000               446,000
                                     -----------        -----------        -------------         -------------
     TOTAL REVENUE                    $ 80,028,000     $ 87,654,000        $ 155,669,000         $ 165,566,000
                                     -----------        -----------        -------------         -------------



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